Exhibit 10.5

AGREEMENT

This Agreement dated as of June 30, 2008 (this “Agreement”), is made by and between Oxford Finance Corporation (“Lender”) and Favrille, Inc. a Delaware corporation (“Borrower”).

WITNESSETH:

A.            Lender and Borrower are parties to that certain Master Security Agreement dated as of July 26, 2004, as amended by an Amendment dated as of December 29, 2004, an Amendment dated June 16, 2005, an Amendment dated December 30, 2005 and a Loan Amendment Agreement dated as of May 16, 2008, pursuant to which Lender made a series of loans (the “Loans”) to Borrower arising under and evidenced by a series of promissory notes delivered by Borrower to Lender (the foregoing Master Security Agreement, the promissory notes, this Agreement, and any other documents evidencing or relating to the obligations arising thereunder, as any such documents may have been amended, restated, modified or supplemented from time to time, are hereafter referred to as the “Loan Documents”), which Loans are secured by a security interest in certain property owned by Borrower (the “Collateral”).

B.            A default occurred under the Loan Documents on or about June 4, 2008, thus entitling Lender to exercise its legal rights and remedies.  On or about June 5 and 6, 2008, Lender and General Electric Capital Corporation (“GE Capital”), another secured creditor of Borrower, delivered notices of exclusive control (the “Control Notices”) to certain financial institutions at which Borrower maintained funds.  On or about June 11, 2008, Lender and GE Capital notified those financial institutions to deliver funds to Lender and to GE Capital.

C.            Pursuant to the Control Notices, Lender received $3,795,101.99 on or about June 11, 2008.  On or about June 17, 2008, Lender notified Borrower of such receipt and of how such funds were applied.  Lender also demanded repayment of the balance that Lender contended was still owing.

D.            A portion of the funds that Lender received was applied by Lender on account of a prepayment charge that Lender contends was owed to it.  Borrower has disputed Lender’s entitlement to receive the prepayment charge.

E.             Borrower and Lender desire to resolve that dispute, to settle any remaining issues under the Loan Documents, and to provide each other with mutual releases of claims.

F.             Borrower has informed Lender that it is concurrently entering into an Agreement with GE Capital (the “Borrower/GE Capital Agreement”) that resolves Borrower’s similar dispute with GE Capital.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

STATEMENT OF TERMS

.24           Acknowledgment of Recitals.  Borrower and Lender acknowledge the accuracy of the recitals set forth above.

.25           GE Capital Wire Transfer.  No later than two business days after Borrower’s execution and delivery of this Agreement (“Execution Date”) and GE Capital’s receipt of an executed copy of the Borrower/GE Capital Agreement and this Agreement, GE Capital shall send a wire transfer for the benefit of

Borrower in the amount of $54,920.28 (the “GE Transfer”).  At Borrower’s request, the GE Transfer will be sent by GE Capital to Lender.  Borrower has informed GE Capital that it is concurrently entering into this Agreement with Lender (the “Borrower/Oxford Agreement”) that resolves Borrower’s similar dispute with Lender and that, pursuant thereto, Lender is to receive the Transfer directly from GE Capital.  GE Capital is not a party to the Borrower/Oxford Agreement and has no responsibility to Borrower or to Lender with regard thereto; provided that GE Capital shall not be obligated to send the Transfer until it has received an executed copy of this Ageement.

.26           Favrille Wire Transfer.   No later than two business days after Borrower’s execution and delivery of this Agreement, Borrower shall send a wire transfer to Lender in the amount of $46,742.85 (the “Favrille Transfer”).  The Favrille Transfer consists of principal in the amount of $46,490.61 and interest in the amount of $252.24 through June 30, 2008.  The principal amount will bear interest at the rate of $13.28 per day commencing on July 1, 2008 and continuing until Lender has been paid in full.

.27           Resolution of Dispute.  Borrower and Lender agree that Lender’s receipt of the GE Transfer and the Favrille Transfer and the mutual releases contained herein are in full satisfaction of the prepayment charge dispute and that, with the exception of the matters referred to in Section 5 and Section 9 of this Agreement, constitute a full and final settlement of all outstanding obligations between them arising out of the Loan Documents.

.28           Matters that Survive Repayment of the Loan.  Notwithstanding the provisions of Section 4 of this Agreement or the release set forth herein, Borrower shall continue to remain obligated to Lender with respect to those terms and provisions in the Loan Documents, if any, that by their terms or by their nature survive payment in full of the Loans and related obligations, including any indemnities.

.29           Release of Liens on Collateral.  Lender agrees that all liens and security interests held by it in any Collateral shall be deemed immediately and automatically released on the date that this Agreement is executed and delivered by the parties hereto (the “Agreement Effective Date”).  Lender agrees to execute and deliver to Borrower, at Borrower’s expense, such documents as Borrower shall reasonably request in order to evidence the release of such liens and security interests.  Borrower is authorized to file for recordation UCC-3 termination statements covering all financing statements recorded and/or filed by or on behalf of  Lender with respect to the Loan Documents (but not any financing statements that may have been filed by Lender with regard to obligations outside the scope of the Loan Documents), including, but not limited to, those set forth in Exhibit A attached hereto and incorporated herein: provided, however, where such file number(s) relate to filings made jointly by Lender and GE Capital (“Joint UCC-1 Filings”), Borrower shall wait until it also has authority from Lender and GE Capital to terminate the Joint UCC-1 Filings.   Within 2 business days after the Execution Date, Lender shall deliver written notice to the bank or other financial institution that is party to the following account control agreements that Lender is terminating Lender’s rights under the account control agreement:  a) Securities Account Control Agreement/Oxford/Silicon Valley Bank dated 12/29/05 – Account No. 48600699, b) Securities Account Control Agreement/Oxford & GECC/Bear Stearns dated 12/29/05, c) Securities Account Control Agreement/Oxford & GECC/State Street Bank dated 12/29/05, and d) Deposit Account Control Agreement/Oxford & GECC/ Silicon Valley Bank dated 12/29/05 with respect to the following accounts: 300275403, 3300295983, 3300261889 and, 3300368044.  Lender’s notice shall not terminate any rights of GE Capital and Borrower understands that it will need to make separate arrangements with GE Capital for GE Capital to terminate its interest in such accounts.

.30           Release of Lender by Borrower.  Borrower hereby releases, remises, acquits and forever discharges Lender and each of its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Lender Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Lender Released Parties prior to and including the Agreement Effective Date, which arises out of or is connected to the Loan Documents (collectively, the “Borrower Released Matters”).  Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Borrower Released Matters.

Without limiting the generality of the foregoing, Borrower hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party.  By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower to hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected.  Accordingly, if Borrower should subsequently discover that any fact that it relied upon in delivering this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to Borrower’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Agreement and that Lender would not have done so but for its expectation that such release is valid and enforceable in all events.

.31           Release of Borrower by Lender.  Lender hereby releases, remises, acquits and forever discharges Borrower and each of its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Borrower Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Borrower Released Parties prior to and including the Agreement Effective Date, which arises out of or is connected to the Loan Documents (collectively, the “Lender Released Matters”).  Lender acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Lender Released Matters.

Without limiting the generality of the foregoing, Lender hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party.  By entering into this release, Lender recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Lender to hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected.  Accordingly, if Lender should subsequently discover that any fact that it relied upon in delivering this release was untrue, or that any understanding of the facts was incorrect, Lender shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Lender acknowledges that it is not relying upon and has not relied upon any representation or statement made by Borrower with respect to the facts underlying this release or with regard to Lender’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Lender acknowledges that the release contained herein constitutes a material inducement to Borrower to enter into this Agreement and that Borrower would not have done so but for its expectation that such release is valid and enforceable in all events.

.32           Effect of Insolvency Proceeding. This Agreement shall remain in full force and effect and continue to be effective should Borrower become the subject of any bankruptcy or insolvency proceeding.  Notwithstanding the provisions of Section 4 of this Agreement or the release set forth herein, if in connection with any such proceeding, any action is commenced against Lender seeking to have any payment received by Lender returned, disgorged, rescinded, set aside, or reduced in amount, then the release set forth herein from Lender to Borrower shall no longer be of any force or effect and Lender shall be entitled to assert all claims against Borrower that it would have been entitled to assert had this Agreement not been entered into and, among other things, to seek return to Lender of the Transfer.  The rescission of the release by Lender shall not affect the release by Borrower.

.33           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same document.  Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original signature hereto.

.34           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

FAVRILLE, INC.

By:	/s/	Tamara A. Seymour
Name:		Tamara A. Seymour
Title:		Chief Financial Officer

OXFORD FINANCE CORPORATION

By:	/s/	T. A. Lex
Name:		T. A. Lex
Title:	Duly Authorized Signatory

GE Capital acknowledges receipt of this Agreement and has no objection to it.  GE Capital agrees that it has no claims against Lender arising from the intercreditor agreement between them and from Lender’s receipt of collateral proceeds from accounts of Borrower and waives and releases any claims, known or unknown, that it has or may have against Lender.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/	Jason Dufour
Name:		Jason Dufour
Title:	Duly Authorized Signatory

Exhibit A

Joint UCC GE and Oxford UCC Filings):

UCC No.	File Date	Secured Parties
54070406	12/30/2005	GE & Oxford

Oxford UCC Filings :

UCC No.	File Date	Secured Party
42497719	9/3/2004	Oxford
43153071	11/4/2004	Oxford
43688191	12/30/2004	Oxford
51439638	4/28/2005	Oxford
51992107	6/28/2005	Oxford
53469344	11/1/2005	Oxford
60016576	12/27/2005	Oxford